EXHIBIT 32.2

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Michael P. McGee, the Chief Financial Officer of International Rectifier Corporation (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)                                     the interim report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2004 (the “Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 18, 2004

/s/ MICHAEL P. MCGEE
Michael P. McGee
Executive Vice President and
Chief Financial Officer